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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF KUMMER KAEMPFER BONNER & RENSHAW]

                               November 18, 1997

Income Opportunity Realty Investors, Inc.
10670 North Central Expressway, Suite 300
Dallas, Texas 75231

              RE: Income Opportunity Realty Investors, Inc.
                  Registration Statement on Form S-3
                  60,000 Shares of Common Stock, Par Value $.01 Per Share

Ladies and Gentlemen:

     You have requested our opinion as special Nevada counsel for Income Opportunity Realty Investors, Inc., a Nevada corporation (the "Company"), in connection with its adoption of a Dividend Reinvestment Plan (the "Plan") and the registration under the Securities Act of 1933, as amended (the "Act"), of 60,000 shares of the Company's common stock (the "Common Stock"), to be issued and sold under the Plan pursuant to the Registration Statement, as defined below. Any opinions expressed herein shall be limited to the extent that we have been retained as special Nevada counsel.

DOCUMENTS

     In connection with this opinion letter, we have examined the following documents:

          1. A draft of a Form S-3 Registration Statement of the Company expected to be filed with the U.S. Securities and Exchange Commission (the "Registration Statement") on November 18, 1997;

          2. Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 23, 1995;

          3. Bylaws of the Company, certified by the Secretary of the Company as such on November 18, 1997;

          4. Certified Resolutions of the Board of Directors of the Company dated November 18, 1997;

          5. Certificate of Corporate Existence concerning the Company issued by the Nevada Secretary of State on November 18, 1997; and

          6. Certificate of Secretary of the Company dated November 18, 1997.

ASSUMPTIONS

     For purposes of the opinions expressed herein, we have assumed the following without independent investigation:

          1. The Documents are the only material documents governing the affairs of the Company in relation to the adoption of the Plan and registration of the Common Stock;

          2. The due completion (where blanks appear), execution and delivery of each Document by each party thereto as of this date;
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Income Opportunity Realty Investors, Inc.
November 18, 1997
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          3. The genuineness of all signatures on each Document and the legal capacity of natural persons who executed or will execute the documents;

          4. The authenticity of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of all originals of such copies;

          5. The Documents have not been rescinded, modified or altered in any manner whatsoever as of the date hereof; and

          6. The final executed Registration Statement will be identical in all material respects to the drafts which we have reviewed.

     Whenever our opinion or statement with respect to the existence or absence of fact is based on our knowledge or awareness, it is intended to signify that no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. Our knowledge is based on the actual current knowledge of attorneys in our firm who have worked on this matter. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the opinions expressed below. Moreover, we have made no independent investigation or verification of any facts set forth in the foregoing certificates or documents. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of the Company, public officials and others.

     We are admitted to the bar of the State of Nevada. In rendering our opinions hereinafter stated, we have relied upon the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We express no opinion as to the laws of any other jurisdiction or of the United States of America, and we assume no responsibility as to the applicability thereto or effect thereon.

OPINIONS

     Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Common Stock has been duly and validly authorized and reserved for issuance, and, when issued pursuant to the terms of the Plan as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

QUALIFICATIONS AND LIMITATIONS

     This opinion letter is effective as of the date hereof. Since the opinions expressed in this letter are based upon the law in effect on the date hereof, we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise.
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Income Opportunity Realty Investors, Inc.
November 18, 1997
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     No extension of our opinions may be made by implication or otherwise. We express no opinion other than as herein expressly set forth. This opinion letter is solely for the benefit of the addressee hereof and, without our prior written consent, is not to be otherwise quoted in whole or in part, or otherwise referred to in any legal opinion, document or other report. This opinion letter is intended for the exclusive use of the addressee hereof and may not be furnished to or relied upon by any other person. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the Prospectus contained herein. By giving such consent, we do not hereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act.

                                      Sincerely,

                                       /s/ KUMMER KAEMPFER BONNER & RENSHAW
                                      ------------------------------------------
                                      Kummer Kaempfer Bonner & Renshaw